UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):		June 01, 2005

ANTICUS INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-101420	98-0375504

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2175 rue de la Montagne, Suite 300
Montreal, Quebec, Canada H3G 1Z8

(Address of Principal Executive Offices)

(514) 875-5072 Extension 19

Registrants Telephone Number

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANTICUS INTERNATIONAL CORPORATION

Report on Form 8-K

Section 1 – Registrant’s Business and Operations
Item 1.02 – Termination of a Material Definitive Agreement

In a previous current report filed on Form 8K dated January 24, 2005 we disclosed that on January 20, 2005, Anticus International Corporation (“Anticus”) acquired the rights to enter into a merger agreement with Nova-Plasma Incorporated (“NPI”), a Canadian-based technology provider of high-barrier and ultra–high barrier coatings and processes to the flat panel display industry. Anticus acquired the rights to merge with NPI from 3699854 Canada Inc., a private Canadian corporation, which entered into an agreement with NPI regarding the merger of NPI into a public company (the “Agreement”). 3699854 Canada Inc. is owned by Michele Delisle, who owns 26,252 shares of Anticus, which represents less than 5% of Anticus’ total issued and outstanding shares. Pursuant to the Agreement, the shareholders of NPI would have receive such number of shares of Anticus as to equal approximately 72.5% of the shares of Anticus’ common stock as calculated after such issuance.

We now disclose that the Agreement and the associated rights acquired by Anticus have expired without a merger occurring between the parties. There are currently no continuing negotiations with NPI.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits

Due to the termination of the Agreement and our associated rights, no additional financials will be forthcoming related to the previously disclosed rights to merge with NPI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anticus International Corporation

Date: June 01, 2005	By:	\s\ Michel Brisson

		Name:	Michel Brisson
		Title:	President, Principal Executive Officer
and Principal Accounting Officer